BUSINESS COVENANTS AGREEMENT

RORY WELCH

and

WALA, INC.

and

LANDSTAR, INC.

___________, 2019

BUSINESS COVENANTS AGREEMENT

I

PARTIES

THIS BUSINESS COVENANTS AGREEMENT (the “Agreement”) is entered into effective as of the ____ day of ________, 2019 (the “Effective Date”), by and between RORY WELCH, an individual residing in the State of Illinois (“Welch”); WALA, INC., a Louisiana corporation doing business under the name ARCMAIL TECHNOLOGY (“ArcMail”); and, LANDSTAR, INC., a Nevada corporation (“LDSR”). Welch, ArcMail, and LDSR are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. Concurrent with the execution of this Agreement, (i) ArcMail and LDSR have entered into an Exclusive License And Management Agreement (the “License Agreement”); (ii) Welch and LDSR have entered into a Stock Purchase Rights Agreement (the “Stock Purchase Agreement”); and, (iii) and related documents (collectively, the “Transaction Documents”).

B. Welch (i) is the CEO of ArcMail; (ii) has material obligations under the License Agreement; (iii) has a substantial ownership interest in ArcMail; and, (iv) will ensure that LDSR, if it chooses to do so, will acquire 100% of the issued and outstanding shares of stock of ArcMail (the “100% Stock Interest”) under the Stock Purchase Agreement. As such, Welch is an essential party to the Business and the transactions envisioned under the Transactions Documents, and Welch will receive significant benefit in connection with the Transaction Documents.

C. The Parties desire that ArcMail’s goodwill is available to LDSR in promoting LDSR’s rights under the License so that LDSR obtains the benefit of such goodwill, and LDSR’s failure to receive the benefit of the entire goodwill of ArcMail and the Business, as anticipated by the License, would have the effect of reducing the value of the License to LDSR.

D. As a condition and material and mutual inducement to the Transaction Documents, and to preserve the value and goodwill under the License Agreement and to protect the trade secrets of the Business, the Transaction Documents contemplate, among other things, that Welch shall enter into this Agreement and that this Agreement shall become effective at the Closing.

E. Welch is entering into this Agreement in order to induce ArcMail and LDSR to enter into the Transaction Documents, pursuant to which Welch will directly or indirectly receive a material benefit.

F. The Parties recognize and acknowledge Welch’s importance to the Business, and ArcMail and Welch both acknowledge the importance that neither he nor ArcMail not competing with LDSR and its rights under the License Agreement.

G. All Parties desire to restrict the ability of Welch and ArcMail to compete with the Business, and the Parties further agree that all such restrictions contained herein are reasonable in light of the Transaction Documents, which LDSR would not have entered into without the benefit of this Agreement.

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H. The Parties further recognize and acknowledge that execution of this Agreement is an integral part of the transaction envisioned under the Transaction Documents, and intend at all times to treat it as one transaction.

I. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

DEFINED TERMS AND INTERPRETATION

3.1 Definitions. The following capitalized terms shall have the respective meanings specified in this Article III. Other terms defined elsewhere herein shall have meanings so given them. Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the License Agreement.

“100% Stock Interest” has the meaning as provided in Paragraph B of Article II, above.

“Affiliates” means, when used with respect to a specified person, another person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and affairs of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” shall have correlative meanings.

“Closing” and “Closing Date” is defined, respectively, as in the License Agreement.

“Covered Customer” means any person who is or was an actual customer, client, or advertiser (or prospective customer, client, or advertiser with whom ArcMail actively marketed or made or took specific action to make a proposal regarding the Business, at the Closing or at any time during the three (3) years immediately preceding the Closing.

“Covered Personnel” means as of the Closing Date, or within thirty (30) days prior to the Closing Date, any employee, consultant, or independent contractor of ArcMail who continues in any such capacity with ArcMail or LDSR following the Closing.

“Restricted Business” means any business, which is directly competitive with the Business.

“Restricted Period” means, subject to the early termination under Section 4.8, below, that period of time commencing on the Closing Date and continuing thereafter for a period of twenty four (24) months from the later of the (i) Closing Date; (ii) date on which LDSR acquires the 100% Sock Interest; or, (iii) the last date on which Welch renders services to LDSR or any of its subsidiaries.

“Restricted Territory” means each and every country, state, city, or other political subdivision of the world in which ArcMail’s products or services previously have been or are as of the Closing Date marketed or sold, whether to dealers, distributors, or ultimate end-users.

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3.2 Accounting Terms and Determinations. All accounting terms used in this Agreement and not otherwise defined shall have the meaning accorded to them in accordance with GAAP and, except as expressly provided herein, all accounting determinations shall be made in accordance with GAAP, consistently applied. The term “GAAP” means generally accepted accounting principles consistently applied as in effect from time to time.

3.3 Interpretation.

3.3.1. Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

3.3.2. Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

3.3.3. Entire Agreement. This Agreement, together with all references to the Transaction Documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

3.3.4. Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

3.3.5. Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. In the event that LDSR exercises its right under the License Agreement to assign its rights and obligations thereunder, LDSR shall similarly have the right to assign it position hereunder to the same assignee. With the exception of the preceding right, this Agreement is not assignable by either Party without the expressed written consent of all Parties.

3.3.6. Time. All Parties agree that time is of the essence as to this Agreement.

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3.3.7. Governing Law. This Agreement shall be governed by the laws of the State of North Carolina, without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Wake County Superior Court (Raleigh, North Carolina) shall be the sole jurisdiction and venue for the bringing of such action.

3.4 Additional Definitions and Interpretation Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

IV

AFFIRMATIVE AND RESTRICTIVE COVENANTS OF WELCH AND LDSR

In furtherance of the transactions contemplated by the Transaction Documents and the substantial economic benefit to be conferred upon Welch and LDSR upon consummation thereof, Welch and LDSR hereby covenant and agree as follows:

4.1 Competition by Welch. Other than in connection with the collection efforts and services required of Welch under the License Agreement, during and throughout the Restricted Period, Welch will not, and will reasonably cause Welch’s Affiliates not to, without the prior written consent of LDSR (which may be withheld in its sole discretion), anywhere within the Restricted Territory, directly or indirectly:

(a) engage, own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, or otherwise be involved in, any business or entity that is a Restricted Business;

(b) provide any type of assistance to any person that is engaged in, or seeks to be engaged in, a Restricted Business;

(c) work for or become employed or engaged by a venture capital, private equity, debt fund, or any similar person that owns equity or debt interests in a Restricted Business, or seeks to owns such interests in a Restricted Business; or

(d) permit Welch’s name to be used, directly or indirectly, by any person engaged in, or seeking to be engaged in, a Restricted Business.

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4.2 Permitted Exceptions. Notwithstanding anything to the contrary in Section 4.1, above, Welch, and any Affiliatesof Welch, shall not be prohibited from:

(a) directly or indirectly, owning solely as a passive investment not in excess of one percent (1%) in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national exchange or quoted on the NASDAQ National Market, regardless of whether or not such corporation is engaging in a Restricted Business;

(b) owning a passive equity interest in a diversified private or public debt or equity investment fund (including without limitation hedge and mutual funds) in which Welch or any Affiliate of Welch does not have the ability to control or exercise any managerial influence over such fund;

(c) being employed by any government agency, college, university, or other non-profit research organization or performing speaking engagements and receiving honoraria in connection with such engagements; or

(d) engaging in any activity consented to in writing by LDSR , in its sole and absolute discretion;

provided that, in all such instances, Welch continues to abide by all other provisions of this Agreement.

4.3 Non-Solicitation; Employees and Consultants. During and throughout the Restricted Period Welch will not, and will cause Welch’s Affiliates not to, without the prior written consent of LDSR (which may be withheld in its sole discretion), either on Welch’s own behalf or on behalf of any other person, directly or indirectly:

(a) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel;

(b) solicit, induce, encourage, or otherwise cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of ArcMail or LDSR; or

(c) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and ArcMail or LDSR.

However, Welch will not be deemed to have violated this Section 4.3 if any Covered Personnel voluntarily and independently solicits an offer of employment from Welch (or any other person whom Welch is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of Welch (or such other Person whom Welch is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired.

4.4 Non-Solicitation; Customers and Suppliers. During and throughout the Restricted Period Welch will not, and will cause Welch’s Affiliates not to, without the prior written consent of LDSR (which may be withheld in its sole discretion), either on Welch’s own behalf or on behalf of any other person, directly or indirectly:

(a) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer to (i) cease being, or not become, a client, customer or advertiser of ArcMail or LDSR; or, (ii) reduce the amount of business of such Covered Customer with ArcMail or LDSR, or otherwise alter such business relationship in a manner adverse to ArcMail or LDSR;

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(b) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between ArcMail or LDSR with any Covered Customer;

(c) divert any business with any Covered Customer from ArcMail or LDSR;

(d) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Restricted Business; or

(e) interfere with or disrupt (or attempt to interfere with or disrupt), any person that was a vendor, supplier, distributor, agent, or other service provider of ArcMail or LDSR at the time of such interference or disruption, for a purpose competitive with ArcMail or LDSR.

4.5 Confidentiality. At no time shall Welch, or any Affiliate of Welch, without the prior written consent of LDSR (which may be withheld in its sole discretion), either on Welch’s own behalf or on behalf of any other person, directly or indirectly, use, divulge, disclose, or communicate to any person, in any manner whatsoever, any confidential information concerning any matters affecting or relating to the Business, including, though not limited to, the names, buying habits, or practices of any of its customers; its’ marketing methods and related data; the names of any of its vendors or suppliers; recipes and formulas; costs of materials; the prices it obtains or has obtained or at which it sells or has sold its products or services; manufacturing and sales, costs, lists or other records used in the Business; compensation paid to employees and other terms of employment; or, any other confidential information of, about, or concerning the Business, its manner of operation, or other confidential data of any kind, nature, or description. The obligations set forth in this Section 4.5 will not apply to any such information otherwise covered hereunder where Welch can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation, with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of Welch or any Affiliate of Welch; (iii) is already in the possession of Welch at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by Welch’s documents and records; or, (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction; provided that (A) LDSR is given reasonable prior written notice; (B) Welch cooperates with any reasonable request of LDSR to seek to prevent or narrow such disclosure; and, (C) if after compliance with clauses (A) and (B) such disclosure is still required, Welch and the Affiliates of Welch may only disclose such portion of information or material that is expressly required by such order.

4.6 Mutual Non-Disparagement. At no time shall Welch or LDSR, or any their respective Affiliates, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious, or damaging to the integrity, reputation, or goodwill of the Business or the management, officers, employees, independent contractors, or consultants of ArcMail, LDSR, or Welch. Notwithstanding the foregoing, the provisions of this Section 4.6 shall not restrict Welch or ArcMail or LDSR or any other party hereto, from providing truthful testimony or information in response to an order of any administrative body or court of competent jurisdiction, or in connection with any legal action under this Agreement or any of the Transaction Documents.

4.7 Conduct of the Business. The Parties further recognize and acknowledge that LDSR will take every reasonable action to protect and promote the value of the Business during the term of the License Agreement and will not take any actions that knowingly or intentionally harm the Business, the Business Assets, the Good Will or any other aspect of the Business.

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4.8 Early Termination. Notwithstanding any other provision herein to the contrary, the Restriction Period will immediately and irrevocably terminate upon the repurchase of the Shares under Section 3.4 of the Stock Purchase Agreement (the “Early Termination”). Upon such Early Termination, LDSR agrees that neither it nor any Affiliate will thereafter, for a period of twenty-four (24) months from the Early Termination, (i) engage in the business of E-Mail archiving; (iii) solicit any Covered Customer; or, (iii) solicit any ArcMail employees. During that same 24-month period, LDSR and its Affiliates shall hold and protect as confidential all of ArcMail’s proprietary business information and any other confidential information.

4.9 Separate Covenants. The covenants contained in this Article IV shall be construed as a series of separate covenants, one for each county of the Restricted Territory. Except for geographic coverage, each separate covenant shall be deemed identical to the covenant contained in this Article IV. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce the separate covenants (or any part thereof) deemed included in this Article IV for any reason, including but not limited to covering too extensive a geographic area, the Parties intend that those such covenants (taken in order of the counties within the Territory which are the least populated) which, if eliminated, would permit the remaining separate covenants to be enforced in such proceedings, shall, for the purpose of such proceedings, be deemed eliminated from the provisions of this Article IV. In the event that any provisions of Article IV are deemed to exceed the time, geographic, or scope limitations permitted by applicable law, then the Parties agree that such provisions shall be reformed to the maximum time, geographic, or scope limitations, as the case may be, permitted by applicable law.

4.10 Independence of Obligations. The respective rights, covenants, and obligations of the Parties set forth in this Article IV shall be construed as independent of any other agreement or arrangement between the Parties.

4.11 Injunctive Relief. The remedy at law for breach of this Article IV is and will be inadequate, and in the event of a breach or threatened breach of this Agreement by Welch or LDSR or any of their Affiliates, the other party shall be entitled to an injunction restraining the breaching party and any Affiliate of the breaching party from breaching or otherwise violating any provision of this Agreement. Nothing herein contained shall be construed as prohibiting the non-breaching party from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages from the breaching party and any Affiliate of the breaching party.

V

REPRESENTATIONS AND WARRANTIES OF WELCH

In addition to all other representations and warranties contained herein, Welch further represent and warrant to LDSR as follows:

5.1 Acknowledgment. Welch acknowledge and agree, based upon the advice of legal counsel , that: (i) Welch possesses knowledge of confidential information of ArcMail and the Restricted Business; (ii) because of Welch’s education, experience, and capabilities, the provisions of this Agreement will not prevent Welch from earning a livelihood; (iii) Welch’s execution of this Agreement is a material inducement to LDSRto consummate the Transaction Documents and for LDSR to realize the goodwill of ArcMail, for which Welch will receive a substantial direct or indirect financial benefit, and that LDSR would not have consummated the Transaction Documents but for Welch’s agreements set forth in this Agreement; (iv) it would impair the goodwill of the Business and cause serious and irreparable injury to LDSR if Welch were to use his ability and knowledge by engaging in the Restricted Business in competition with the Business, ArcMail or LDSR, and/or to otherwise breach the obligations contained herein and that LDSR would not have an adequate remedy at law because of the unique nature of the Restricted Business; (v) Welch has no intention of engaging in the Restricted Business in the Restricted Territory during the Restricted Period; (vi) the relevant public policy aspects of restrictive covenants, covenants not to compete, and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon Welch to those that are reasonable and necessary to protect the legitimate interests of LDSR; (vii) LDSR intends to conduct the Restricted Business everywhere in the Restricted Territory where legally permitted under applicable laws and compete with other businesses that are or could be located in any part of the Restricted Territory where legally permitted under applicable laws; (viii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration; (x) the consideration provided to Welch under this Agreement and the Transaction Documents is not illusory; and, (x) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of LDSR.

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5.2 Independent Legal Counsel. Welch agrees that in executing this Agreement Welch does so with full knowledge of the rights it may have with respect to the other Parties, and that Welch has received, or has had the opportunity to receive, independent legal advice as to these rights. Welch has voluntarily executed this Agreement with full knowledge of these rights.

5.3 Power and Authority. Welch has full power and capacity to execute and deliver, and to perform all of Welch’s obligations under, this Agreement. Further, neither the execution and delivery of this Agreement nor the performance of Welch’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which Welch is a party or otherwise bound.

5.4 Notification to Subsequent Employer. Welch agrees that during the Restricted Period, LDSR may notify any person employing or otherwise retaining the services of Welch or a person for whom LDSR has a good belief intends to employ or retain the services of Welch of the existence and provisions of this Agreement, if LDSR has a good faith belief that the person employing or retaining the services of Welch, or intending to, is a Restricted Business.

5.5 Survival of Obligations. The expiration of the Restricted Period will not relieve Welch or LDSR of any obligation or liability arising from any breach of this Agreement by Welch or LDSR during the Restricted Period. Welch and LDSR further agree that the time period during which the covenants contained in Article IV of this Agreement will be effective will be computed by excluding from such computation any time during which Welch or LDSR is in violation of any provision of such Article IV.

VI

ADDITIONAL PROVISIONS

6.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

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6.2 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

6.3 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

6.4 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as the may be determined by a court of competent jurisdiction. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

6.5 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

6.6 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

6.7 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 6.7.

6.8 Notices.

6.8.1. Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

6.8.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

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6.8.3. Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 6.8.

6.9 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 6.9 shall not include any obligation to incur substantial expense or liability.

VII

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties in Wake County, North Carolina, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

ARCMAIL:	LDSR:

WALA, INC.,	LANDSTAR, INC.,
a Louisiana corporation	a North Carolina corporation

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

DATED:	DATED:

WELCH:

RORY WELCH

DATED:

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